                                                                   EXHIBIT 99.1e

                               AMENDMENT NO. 4 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                      OF AMERICAN CENTURY INVESTMENT TRUST

     THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 12th day of December, 2005 by the Trustees hereunder.

     WHEREAS,  the Board of Trustees have executed an Amendment and  Restatement to the Agreement and Declaration of Trust dated March 26, 2004, amended June 14,
2004, May 1, 2005 and June 30, 2005;

     WHEREAS,  the  Board of  Trustees  have  determined  that it is in the best interests  of American  Century  Investment  Trust (the  "Trust") to add two new
series  titled  High-Yield  Bond Fund and Select  Bond Fund  (collectively  "New
Series"), and

     WHEREAS, the Trustees have approved the elimination of the C Class II Class for the Diversified Bond Fund, Prime Money Market Fund, and High-Yield Fund, and

     WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust,
the Trustees wish to amend the Declaration of Trust to reflect these changes.

     NOW, THEREFORE, BE IT RESOLVED, the Declaration of Trust is hereby amended, by deleting the text of Schedule A in its entirety and inserting in lieu thereof the attached Schedule A.

     IN WITNESS  WHEREOF,  the Trustees do hereto set their hands as of the date written above.

TRUSTEES OF THE AMERICAN CENTURY INVESTMENT TRUST

/s/ Kenneth E. Scott                         /s/ Ronald J. Gilson
-----------------------------------          -----------------------------------
Kenneth E. Scott                              Ronald J. Gilson

/s/ Kathryn A. Hall                          /s/ William M. Lyons
-----------------------------------          -----------------------------------
Kathryn A. Hall                              William M. Lyons

/s/ John B. Shoven                           /s/ Jeanne D. Wohlers
-----------------------------------          -----------------------------------
John B. Shoven                               Jeanne D. Wohlers

/s/ Antonio Canova                           /s/ John Freidenrich
-----------------------------------          -----------------------------------
Antonio Canova                               John Freidenrich

/s/ Myron S. Scholes
----------------------------------
Myron S. Scholes

                                   SCHEDULE A

                        AMERICAN CENTURY INVESTMENT TRUST

Pursuant to Article III,  Section 6, the Trustees hereby establish and designate the following  Series as Series of the Trust (and the Classes  thereof) with the relative rights and preferences as described in Section 6:

SERIES                                 CLASS              DATE OF ESTABLISHMENT
------                                 -----              ---------------------

Prime Money Market Fund                Investor                  06/13/1993
                                       Advisor                   06/01/1998
                                       A Class                   05/08/2002
                                       B Class                   05/08/2002
                                       C Class                   05/01/2001

Diversified Bond Fund                  Investor                  08/01/2001
                                       Advisor                   08/01/2001
                                       Institutional             08/01/2001
                                       A Class                   05/08/2002
                                       B Class                   05/08/2002
                                       C Class                   05/08/2002
                                       R Class                   06/30/2005

Premium Money Market Fund              Investor                  08/01/2001

High-Yield Fund                        Investor                  05/08/2002
                                       Advisor                   05/08/2002
                                       Institutional             06/14/2004
                                       A Class                   05/08/2002
                                       B Class                   05/08/2002
                                       C Class                   05/08/2002
                                       R Class                   06/30/2005

Inflation Protection Bond Fund         Investor                  05/01/2005
                                       Institutional             05/01/2005
                                       A Class                   05/01/2005
                                       B Class                   05/01/2005
                                       C Class                   05/01/2005
                                       R Class                   05/01/2005

High-Yield Bond Fund                   Investor                  12/12/2005
                                       Institutional             12/12/2005
                                       A Class                   12/12/2005
                                       B Class                   12/12/2005
                                       C Class                   12/12/2005
                                       R Class                   12/12/2005

Select Bond Fund                       Investor                  12/12/2005
                                       Institutional             12/12/2005
                                       A Class                   12/12/2005
                                       B Class                   12/12/2005
                                       C Class                   12/12/2005
                                       R Class                   12/12/2005

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.